EXHIBIT 10.41

MENTOR CORPORATION
2005 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this "Award Agreement") is dated as of [____________, _____] (the "Award Date") by and between Mentor Corporation, a Minnesota corporation (the "Corporation"), and [______________] (the "Participant").

W I T N E S S E T H

WHEREAS, pursuant to the Mentor Corporation 2005 Long-Term Incentive Plan (the "Plan"), the Corporation hereby grants to the Participant, effective as of the date hereof, a restricted stock award (the "Award"), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.                   Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.                   Grant; Purchase Price.  Subject to the terms of this Award Agreement, the Corporation hereby grants to the Participant an Award with respect to an aggregate of [________] restricted shares of Common Stock of the Corporation (the "Restricted Stock") [at a purchase price of [______] per share (the "Purchase Price")].

3.                   Vesting.  Subject to Section 9 below, the Award shall vest, and restrictions (other than those set forth in Section 8.1 of the Plan) shall lapse, with respect to one-fifth of the total number of shares of Restricted Stock (subject to adjustment under Section 7.1 of the Plan) on each of the first, second, third, fourth and fifth anniversaries of the Award Date.

4.                   Continuance of Employment.  The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement.  Partial employment or service, even if substantial, during any vesting period will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 9 below or under the Plan.

Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant's status, if the Participant is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any of its Subsidiaries, interferes in any way with the right of the Corporation or any of its Subsidiaries at any time to terminate such employment or services, or affects the right of the Corporation or any of its Subsidiaries to increase or decrease the Participant's other compensation or benefits.  Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

5.                   Dividend and Voting Rights.  After the Award Date, the Participant shall be entitled to cash dividends and voting rights with respect to the shares of Restricted Stock subject to the Award even though such shares are not vested, provided that such rights shall terminate immediately as to any shares of Restricted Stock that are forfeited pursuant to Section 9 below.

6.                   Restrictions on Transfer.

(a)                 Before Vesting.  Prior to the time that they have become vested pursuant to Section 3, neither the Restricted Stock, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 10 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered (collectively, a "Transfer"), either voluntarily or involuntarily.  The Transfer restrictions in the preceding sentence shall not apply to (i) transfers to the Corporation, or (ii) transfers by will or the laws of descent and distribution.

(b)                 After Vesting.  Upon and after the time that any shares of Restricted Stock have vested pursuant to Section 3, the Participant shall be permitted to Transfer (subject to applicable securities law requirements, the Corporation's insider trading policies, and other applicable laws and regulations) up to forty percent (40%) of such shares in the aggregate (taking into consideration the total number of shares of Restricted Stock that have vested pursuant to Section 3 and any past Transfers of any of such shares by the Participant).  The Administrator may, in its discretion, increase the foregoing percentage if the Participant demonstrates that such greater percentage is necessary to satisfy any income and employment taxes attributable to the vesting of such shares.  The Transfer limitation in the first sentence of this Section 6(b) shall not apply to (i) transfers to the Corporation, or (ii) transfers by will or the laws of descent and distribution.  The Transfer restriction in this Section 6(b) shall terminate on the earlier to occur of (x) the fifth anniversary of the Award Date (but the shares shall continue to be subject to the restrictions of Section 7), or (y) the Participant's Severance Date (as defined below).

7.                   Stock Ownership Guidelines.  By accepting the Award and executing this Award Agreement, the Participant agrees to be bound by the stock ownership requirements set forth in this Section 7.

(a)                 Ownership Threshold.  The Participant's "Ownership Threshold" shall be the number of shares of the Corporation's Common Stock obtained when (i) the product obtained by multiplying (A) the Participant's [annual retainer (in the case of Directors)] [or] [annualized base salary (in the case of CEO and other Corporation Officers)] in effect as of the Award Date, by (B) [three (3) (in the case of Directors and CEO)] [or] [two (2) (in the case of non-CEO Corporation Officers)], is divided by (ii) the Fair Market Value of a share of Common Stock on the Award Date.  The Ownership Threshold shall be subject to adjustment by the Administrator as provided in Section 10 hereof.  The Participant agrees to attain a level of Stock Ownership (as defined below) at least equal to the Ownership Threshold no later than the fifth anniversary of the Award Date and to maintain such level of Stock Ownership throughout the remainder of the Participant's employment or service with the Corporation and its Subsidiaries.

(b)                 Stock Ownership.  For purposes of this Section 7 and subject to the next sentence, the Participant's "Stock Ownership" shall consist of all actual shares of Common Stock actually or beneficially (within the meaning of Rule 13d-3 promulgated under the Exchange Act) owned by the Participant.  Notwithstanding the preceding sentence, none of the following shall constitute shares of Common Stock actually or beneficially owned by the Participant for this purpose: (i) any shares of restricted Common Stock, performance shares, or restricted Common Stock units (covered by this Award Agreement or a similar award) unless and until such shares or units are no longer subject to a substantial risk of forfeiture, (ii) any shares of Common Stock subject to an outstanding stock option or stock appreciation right (regardless of whether such award is vested and/or "in the money"), or (iii) any shares of Common Stock payable in respect of compensation earned but deferred prior to the time such shares are actually delivered.  For purposes of clarity, upon exercise of a stock option by the Participant, only the actual number of shares of Common Stock acquired upon such exercise and retained by the Participant shall count as Stock Ownership (i.e., any shares that are used to settle the exercise price of the option or any tax withholding requirements shall not be counted as part of the Participant's Stock Ownership).

(c)                 Waiver.  Notwithstanding the foregoing provisions, the Board may, in its sole discretion, take any action with respect to the provisions of this Section 7 that does not have a material adverse effect on the rights of the Participant, including without limitation effecting a reduction (but not an increase) in the Participant's Ownership Threshold and/or waiving any of the limitations set forth in this Section 7 if it determines that such action is appropriate under the circumstances.

8.                   Stock Certificates.

(a)                 Book Entry Form.  The Corporation shall issue the shares of Restricted Stock subject to the Award either: (i) in certificate form as provided in Section 8(b) below; or (ii) in book entry form, registered in the name of the Participant with notations regarding the applicable restrictions on transfer imposed under this Award Agreement.

(b)                 Certificates to be Held by Corporation; Legend.  Any certificates representing shares of Restricted Stock that may be delivered to the Participant by the Corporation prior to vesting shall be redelivered to the Corporation to be held by the Corporation until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder.  Such certificates shall bear the following legend:

"The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and Mentor Corporation.  A copy of such Agreement is on file in the office of the Secretary of Mentor Corporation."

(c)                 Delivery of Certificates Upon Vesting.  Promptly after the vesting of any shares of Restricted Stock pursuant to Section 3, the Corporation shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form which have vested or deliver to the Participant a certificate or certificates evidencing the number of shares of Restricted Stock which have vested (or, in either case, such lesser number of shares as may be permitted pursuant to Section 8.5 of the Plan).  The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant's death or disability, as the case may be) shall deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan.  The shares so delivered shall no longer be restricted shares hereunder.

(d)                 Stock Power; Power of Attorney.  Concurrently with the execution and delivery of this Award Agreement, the Participant shall deliver to the Corporation an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to such shares.  The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Corporation and each of its authorized representatives as the Participant's attorney(s)‑in‑fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by the Corporation hereunder) to the Corporation as may be required pursuant to the Plan or this Award Agreement and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with any such transfer.

9.                   Effect of Termination of Employment or Services.

(a)                 General.  Subject to earlier vesting as provided in Section 7 of the Plan and Section 9(b) hereof, if the Participant ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the Participant's shares of Restricted Stock (and related Restricted Property as defined in Section 10 hereof) shall be forfeited to the Corporation to the extent such shares have not become vested pursuant to Section 3 upon the date the Participant's employment or services terminate (the "Severance Date"), regardless of the reason for such termination (whether with or without cause, voluntarily or involuntarily, or due to death or disability).  Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Corporation, without any other action by the Participant (or the Participant's beneficiary or personal representative in the event of the Participant's death or disability, as applicable) and the Corporation shall refund the Purchase Price (if any) for such forfeited shares to the Participant (or the Participant's beneficiary or personal representative in the event of the Participant's death or disability, as applicable).  No additional consideration shall be paid by the Corporation with respect to such transfer.  No interest shall be credited with respect to nor shall any other adjustments be made to the Purchase Price for fluctuations in the fair market value of the Common Stock either before or after the transfer date (except for customary adjustments to reflect stock splits, reverse stock splits, and stock dividends).  The Corporation may exercise its powers under Section 8(d) hereof and take any other action necessary or advisable to evidence such transfer.  The Participant (or the Participant's beneficiary or personal representative in the event of the Participant's death or disability, as applicable) shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Corporation.

(b)                 Acceleration on Certain Terminations.  Notwithstanding any other provision of this Award Agreement or of the Plan, (i) if a Change in Control Event (which, for purposes of this Agreement, shall have the meaning set forth below and not the one assigned to it in the Plan) occurs and the Award (to the extent outstanding and not otherwise vested at the time of the Change in Control Event) does not accelerate and become fully vested upon or in connection with such event as contemplated by Section 7.2 of the Plan (and is not otherwise accelerated by the Administrator as provided in Section 7.3 of the Plan), and (ii) if, within twelve (12) months following the date of the Change in Control Event, the Participant has a Severance Date as a result of a termination by the Corporation or a Subsidiary for any reason other than for Cause or as a result of resignation by the Participant for Good Reason (as each such term is defined below), the Award (to the extent outstanding and not otherwise vested immediately prior to such termination) shall automatically become fully vested as of the Severance Date; provided, however, that if the Participant is a member of the Board at the time of the Change in Control Event and ceases to be a member of the Board for any reason within twelve (12) months following the date of the Change in Control Event (and does not otherwise continue to be employed by or provide services to the Corporation or a Subsidiary), the Award (to the extent outstanding and not otherwise vested immediately prior to such cessation of service) shall automatically become fully vested as of the Severance Date.

(c)                 Definitions.  For purposes of this Section 9, the following definitions shall apply.

(i)                   "Cause" shall have the meaning ascribed to such term or a similar term in any employment or similar agreement between the Corporation (or a Subsidiary) and the Participant then in effect that defines such term with respect to the Participant's employment by the Corporation or a Subsidiary.  In the event that there is no such agreement then in effect (or that any such agreement includes no such definition), "Cause" means (1) personal or professional misconduct by the Participant (including, but not limited to, criminal activity or gross or willful neglect of duty); (2) breach of the Participant's fiduciary duty to the Corporation; (3) conduct which threatens public health or safety, or threatens to do immediate or substantial harm to the Corporation's business or reputation; or (4) any other misconduct, deficiency, failure of performance, breach or default, reasonably capable of being remedied or corrected by the Participant.

(ii)                 "Change in Control Event" means any of the following:

            (a)            the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (1) the then-outstanding shares of common stock of the Corporation (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

            (b)            individuals who, as of the Award Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Award Date whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

            (c)            consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a "Parent")) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, and (2) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

            (d)            approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

(iii)                "Good Reason" shall have the meaning ascribed to such term or a similar term in any employment or similar agreement between the Corporation (or a Subsidiary) and the Participant then in effect that defines such term with respect to the Participant's employment by the Corporation or a Subsidiary.  In the event that there is no such agreement then in effect (or that any such agreement includes no such definition), "Good Reason" means the occurrence of any of the following without the Participant's express written consent: (1) if the Participant is a party to an employment or similar agreement with the Corporation then in effect, a significant reduction of the Participant's material duties, position or responsibilities, or the removal of the Participant from such duties, position or responsibilities, as specified in such agreement; (2) a reduction in the Participant's base salary or cash incentive bonus other than a one-time reduction of not more than ten percent (10%) that is also applied to substantially all senior executives of the Corporation; (3) a material reduction in the Participant's benefits as compared to the benefits in effect on the Award Date; (4) a requirement by the Corporation that the Participant perform a significant portion of his or her duties at a location other than the headquarters of the Corporation; or (5) a relocation of the Corporation's headquarters more than fifty (50) miles from the current location in Santa Barbara, California.

10.               Adjustments Upon Specified Events.  Upon the occurrence of certain events relating to the Corporation's stock contemplated by Section 7.1 of the Plan, the Administrator shall make adjustments if appropriate in the number and kind of securities that may become vested under the Award and in the Participant's Ownership Threshold.  If any adjustment shall be made under Section 7.1 of the Plan or an event described in Section 7.3 of the Plan shall occur and the shares of Restricted Stock are not fully vested upon such event or prior thereto, the restrictions applicable to such shares of Restricted Stock shall continue in effect with respect to any consideration or other securities (the "Restricted Property" and, for the purposes of this Award Agreement, "Restricted Stock" shall include "Restricted Property", unless the context otherwise requires) received in respect of such Restricted Stock.  Such Restricted Property shall vest at such times and in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such shares of Restricted Stock had remained outstanding.  To the extent that the Restricted Property includes any cash (other than regular cash dividends provided for in Section 5 hereof), such cash shall be invested, pursuant to policies established by the Administrator, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Administrator, the earnings on which shall be added to and become a part of the Restricted Property.

11.               Tax Withholding.  The Corporation (or any of its Subsidiaries last employing the Participant) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the vesting of any Restricted Stock.  Alternatively, the Participant or other person in whom the Restricted Stock vests may irrevocably elect, in such manner and at such time or times prior to any applicable tax date as may be permitted or required under Section 8.5 of the Plan and rules established by the Administrator, to have the Corporation  withhold and reacquire shares of Restricted Stock at their fair market value at the time of vesting to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such vesting.  Any election to have shares so held back and reacquired shall be subject to such rules and procedures, which may include prior approval of the Administrator, as the Administrator may impose, and shall not be available if the Participant makes or has made an election pursuant to Section 83(b) of the Code with respect to such Award.

12.               Notices.  Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant's last address reflected on the Corporation's payroll records.  Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.  Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 12.

13.               Plan.  The Award and all rights of the Participant under this Award Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference.  The Participant agrees to be bound by the terms of the Plan and this Award Agreement.  The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement.  Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

14.               Entire Agreement.  This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Award Agreement may be amended pursuant to Section 8.6 of the Plan.  Such amendment must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

15.               Counterparts.  This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.               Section Headings.  The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17.               Governing Law.  This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota without regard to conflict of law principles thereunder.

[Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the Corporation has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

MENTOR CORPORATION,

a Minnesota corporation

By:

Print Name:

Its:

PARTICIPANT

Signature

Print Name

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Restricted Stock Award Agreement by Mentor Corporation, I, _____________________________, the spouse of the Participant therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:   _____________, 2005

Signature of Spouse

Print Name

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Agreement between Mentor Corporation, a Minnesota corporation (the "Corporation"), and the individual named below (the "Individual") dated as of _____________, 2005, the Individual, hereby sells, assigns and transfers to the Corporation, an aggregate ________ shares of Common Stock of the Corporation, standing in the Individual's name on the books of the Corporation and represented by stock certificate number(s) _____________________________________________ to which this instrument is attached, and hereby irrevocably constitutes and appoints _________________ ____________________________________ as his or her attorney in fact and agent to transfer such shares on the books of the Corporation, with full power of substitution in the premises.

Dated _____________, ________

Signature

Print Name

(Instruction: Please do not fill in any blanks other than the signature line.  The purpose of the assignment is to enable the Corporation to exercise its sale/purchase option set forth in the Restricted Stock Award Agreement without requiring additional signatures on the part of the Individual.)

A-1